Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of The Cheesecake Factory Incorporated of our report dated February 28, 2018 relating to the financial statements, which appears in The Cheesecake Factory’s Annual Report on Form 10-K, as amended for the year ended December 31, 2019.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
June 22, 2020